UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

MEDIACOM BROADBAND LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-72440	06-1615412
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2019, Mediacom Broadband LLC issued a press release announcing its financial results for the three months ended September 30, 2019. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The press release contains disclosure of operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, free cash flow, and cash interest expense, which are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. Reconciliations of OIBDA, Adjusted OIBDA, free cash flow and cash interest expense to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented on Table 2 of the press release. Disclosure regarding management’s reasons for presenting these non-GAAP measures is set forth on Table 4 of the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by Mediacom Broadband LLC on October 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2019

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer